Exhibit 23


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated May 10, 1996, accompanying the consolidated financial statements and schedule included in the Annual Report of Arctco, Inc. on Form 10-K for the year ended March 31, 1996. We hereby consent to the incorporation by reference of said report in the Registration Statements of Arctco, Inc. on Form S-8 (File No. 33-37065, effective October 1, 1990, File No. 33-69916, effective October 4, 1993, and File No. 33-97244, effective September 22, 1995).



/s/Grant Thornton LLP
______________________
GRANT THORNTON LLP
Minneapolis, Minnesota
June 13, 1996